UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2004

LeCROY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-26634	13-2507777

(State or other juris- diction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Chestnut Ridge Road Chestnut Ridge, New York		10977

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code

(845) 425-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

         On November 1, 2004, LeCroy Corporation (“LeCroy” or the “Company”) issued a press release announcing, that Tom Reslewic, LeCroy's President and Chief Executive Officer, and Scott Kantor, LeCroy's Vice President and Chief Financial Officer, will be presenting at the B. Riley & Co. San Francisco Investor Conference on November 4, 2004. A copy of the press release and the power point presentation, which will be used by Mr. Reslewic and Mr. Kantor at the conference, and a presentation and reconciliation of EBITDA and Operating Income to the most directly comparable financial measures calculated and presented in accordance with GAAP are being filed as Exhibit 99.1 and Exhibit 99.2, Exhibit 99.3 and Exhibit 99.4 respectively, to this Form 8-K and are incorporated herein by reference in their entirety. LeCroy will webcast its live presentation at 11:30 a.m. ET. To access the webcast, visit the “Investor Relations” portion of the “About LeCroy” section at www.lecroy.com at least 15 minutes prior to the event broadcast.

         The information furnished in this Form 8-K, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

99.1	Press release dated November 1, 2004.

99.2	Power point presentation dated November 4, 2004.

99.3	Power point presentation Reconciliation of GAAP Operating Income to EBITDA dated November 4, 2004.

99.4	Power point presentation Reconciliation of GAAP Operating Income to Pro forma Operating Income dated November 4, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LeCROY CORPORATION

Dated: November 4, 2004	By:	/s/ Scott D. Kantor
Scott D. Kantor
Vice President and Chief Financial Officer,
Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated November 1, 2004.

99.2	Power point presentation dated November 4, 2004.
99.3	Power point presentation Reconciliation of GAAP Operating Income to EBITDA dated November 4, 2004.
99.4	Power point presentation Reconciliation of GAAP Operating Income to Pro forma Operating Income dated November 4, 2004.